                           FACE-AMOUNT CERTIFICATE

THIS INSTALLMENT FACE-AMOUNT CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "33 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA (THE "BLUE SKY LAWS"). THE HOLDER HEREOF, BY PURCHASING THIS INSTALLMENT FACE-AMOUNT CERTIFICATE OR ANY INTEREST HEREIN (THE "INTEREST"), REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN
RULE 501(a)(1),(2),(3) OR (7) UNDER THE '33 ACT AND AGREES THAT SUCH INTEREST WILL ONLY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE '33 ACT, THE APPLICABLE BLUE SKY LAWS, AND THE RESTRICTIONS SET FORTH IN THE FACE-AMOUNT CERTIFICATE AGREEMENT. THIS FACE-AMOUNT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS INSTALLMENT FACE-AMOUNT CERTIFICATE IS SUBJECT TO PREPAYMENT AND/OR REDEMPTION PRIOR TO ITS STATED MATURITY AS SET FORTH IN THE FACE-AMOUNT CERTIFICATE AGREEMENT.


                               212 Certificate Company

                    $500,000,000 Installment Face-Amount Certificate

                               September 15, 1998

          212 CERTIFICATE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), shall pay to THE CHASE MANHATTAN BANK, as funding agent (the "Funding Agent") for the benefit of Park Avenue Receivables Corporation (the "Purchaser") and any subsequent entity which in the future purchases an interest in this installment face-amount certificate (this "Certificate") pursuant to the Asset Purchase Agreement (collectively, the Purchaser and such future potential purchasers are hereinafter referred to as the "Certificateholders") the unpaid principal amount of all installment purchase payments made by the Certificateholders from time to time (the "Invested Amount"), up to an aggregate principal amount not to exceed $500,000,000, and to pay interest on the Invested Amount as more fully set forth in that certain Face-Amount Certificate Agreement, dated as of September 15, 1998, among the Issuer, the Purchaser and the Funding Agent (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Face-Amount Certificate Agreement").

          This Face-Amount Certificate is issued pursuant to the Face-Amount Certificate Agreement. Reference is hereby made to the Face-Amount Certificate Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Funding Agent and the Certificateholders and the terms upon which this Face-Amount Certificate is delivered. All terms used in this Face-Amount Certificate which are not defined herein shall have the meanings assigned to them in, or incorporated by reference into, the Face-Amount Certificate Agreement. The provisions of the Face-Amount Certificate Agreement are hereby incorporated by reference herein and shall be binding on the Issuer, the Funding Agent and the Certificateholders as if fully set forth herein. As provided in the Face-Amount Certificate Agreement, this Face-Amount Certificate is secured by the Pledged Collateral. To the extent provided in the Face-Amount Certificate Agreement and the Pledge Agreement, the Certificateholders (and the Funding Agent on their behalf) shall be entitled to the benefits of a security interest in the Pledged Collateral, for the benefit of the Certificateholders.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first above-written.

                                        212 CERTIFICATE COMPANY

                                        By: /s/ Robert L. Maddox
                                           ------------------------------------
                                           Name:  Robert L. Maddox
                                           Title: President

     EMPLOYMENT AGREEMENT dated as of April 16, 1999 between ARM FINANCIAL GROUP, INC., a Delaware corporation (the "COMPANY") and James G. Kaiser, an individual (the "EXECUTIVE").

     WHEREAS, the Company desires to employ the Executive and to enter into the Agreement to set forth the terms of such employment; and

     WHEREAS, the Executive desires to accept such employment and enter into the Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   EFFECTIVENESS OF AGREEMENT

          This agreement shall become effective as of the date first set forth above (the "Effective Date").

     2.   EMPLOYMENT AND DUTIES

          2.1 GENERAL. The Company hereby employs the Executive, and the Executive agrees to serve the Company, upon the terms and conditions herein contained. The Executive shall serve in such professional capacities and positions, and shall perform such duties and services for the Company and its affiliates, as may be designated from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Board and any Chief Executive Officer of the Company. The Executive's office shall be located in or adjacent to Stamford, Connecticut for the entire term of this Agreement, but the Executive shall undertake such reasonable business-related travel as may from time to time be required in the performance of his duties hereunder.

          2.2 EXCLUSIVE SERVICES. Except as may otherwise be approved in advance by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote his full working time throughout the Employment Term (as defined in Section 2.3) to the services required of him hereunder. The Executive shall render his services exclusively to the Company during the Employment Term (subject to involvement in the activities set forth in Exhibit C attached hereto), and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position. Without limiting the foregoing, the Executive may devote a reasonable period of time to community service and charitable activities, and may manage his personal investment portfolio, subject to Section 7.3 below.

          2.3 TERM OF EMPLOYMENT. The Executive's employment under this Agreement shall commence as of the Effective Date and shall terminate on the earlier of (a) the third anniversary of the Effective Date or (b) the date of termination of the Executive's employment pursuant to Section 5 or 6 below; PROVIDED, HOWEVER, that the term of the Executive's employment may be automatically extended by mutual consent of Executive and Company for additional one year periods, by means of the Board giving written notice to the Executive of its intention to extend the term at least sixty days prior to the expiration of the then effective term. The period commencing as of the Effective Date and ending on the third anniversary of the Effective Date or such later date to which the term of the Executive's employment under this Agreement shall have been extended is hereinafter referred to as the "EMPLOYMENT TERM".

          2.4 REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with the Company practices consistently applied.

     3.   COMPENSATION

          3.1 BASE SALARY. From the Effective Date, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $300,000 per annum, payable in arrears in equal installments not less frequently than semi-monthly, on the business day coincident with or immediately succeeding each of the 15th day and the last of each month, in accordance with the Company's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's annual Base Salary.

          3.2 ANNUAL REVIEW. The Executive's Base Salary shall be reviewed by the Board, based upon the Executive's performance and then current titles and responsibilities, not less often than annually, and may be increased, but not decreased, upon the recommendation of the Company's Chief Executive Officer, based on his performance and upon the Board's view of the appropriate Base Salary for the title and responsibilities assigned to the Executive from time to time.

          3.3 BONUS. The Executive shall not be eligible to participate in the Company's Incentive Compensation Plan or other similar bonus plan.

          3.4 COMMISSION OVERRIDES. The Executive shall receive, not less frequently than semi-monthly, on the business day coincident with or immediately succeeding each of the 15th day, and the last day of each month, in accordance with the Company's payroll practices, commission overrides of (a) five (5) basis points on sales of proprietary products (New Momentum, Omni Select, SPDA Series, Grand Master, Pinnacle, IQ Smart Annuity, and other products agreed to in advance by the Company) in the Broker-Dealer distribution channel (unless otherwise agreed to in advance); (b) an additional two (2) basis points on sales of the above listed proprietary products in excess of the amounts set forth in Exhibit A attached hereto for the periods described; and (c) three (3) basis points on sales of non-proprietary products during 1999 under distribution agreements with Allmerica, Canada Life and Mutual of Omaha.

          3.5 TITLE. The Executive's title will be Executive Vice President, Broker-Dealer Distribution reporting to the President, Retail Business Division.

          3.6 AUTOMOBILE LEASE. During the initial two (2) years of the Employment Term, provided this Agreement is in full force and effect, the Company shall reimburse the Executive for certain automobile lease payments in the amount of $500.00 per month.

          3.7 CERTAIN TRAILER COMMISSIONS. Executive shall be entitled to receive trailer commissions from sales made prior to the date of this Agreement under the Wholesaler Agreements listed in Exhibit B attached hereto. Executive covenants and agrees that he will promptly terminate the Agreements listed in Exhibit B upon executing this Agreement, subject to the continuation of the trailer commissions thereunder.

     4.   EMPLOYEE BENEFITS; INDEMNIFICATION

          Except as set forth in Section 3.3 above and excluding participation in the 1997 Equity Incentive Plan, the Executive shall, during his employment under this Agreement, be included to the extent eligible thereunder in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, profit sharing, disability benefits, health, dental and life insurance, or vacation and paid holidays) which shall be established by the Company for, or made available to, other Executive Vice Presidents. The Company will indemnify Executive to the fullest extent permitted by the laws of the State of Delaware and the Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, and the Company shall procure and maintain insurance policies, to the extent reasonably available, for the benefit of its directors and officers, including the Executive.

     5.   TERMINATION OF EMPLOYMENT

          5.1  TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON.

          5.1.1 GENERAL. Subject to the provisions of Sections 5.1.2 and 5.1.3, if, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 5.3), or if the Executive terminates his employment hereunder for Good Reason (as defined in Section 5.4), the Company shall continue to pay the Executive severance pay in an amount equal to the Base Salary for the remainder of the Employment Term (such period being referred to hereinafter as the "Severance Period"), at such intervals as the same would have been paid had the Executive remained in the active service of the Company. Furthermore, the Company shall continue to pay all (or the applicable portion) of the premiums for such group insurance benefits (such as health, life and disability) that covered Executive on the day next preceeding Executive's termination of employment for the Severance Period.

          5.1.2 CONDITIONS APPLICABLE TO THE SEVERANCE PERIOD. If, during the Severance Period, the Executive breaches his obligations under Sections 7.1, 7.2, 7.3, 7.4, or 7.5 of this Agreement, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 5.1.1.

          5.1.3 DEATH DURING SEVERANCE PERIOD. In the event of the Executive's death during the Severance Period, payments of the severance amounts under this Section shall continue to be made during the remainder of the Severance Period to the beneficiary designated in writing for this purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive' estate.

          5.1.4 DATE OF TERMINATION. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive (which date shall be coincident with or subsequent to the date of such notice). The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company (which date shall be coincident with or subsequent to the date of such notice); PROVIDED, HOWEVER, that no such written notice shall be effective unless the cure period specified in Section 5.4 has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure. If no date of resignation is specified in the written notice from the Executive to the Company, the date of termination shall be the first day following such expiration of such cure period.

          5.1.5  TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON.

          5.2.1 GENERAL. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall be entitled to payment of his Base Salary as then in effect through and including the date of termination or resignation. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company.

          5.2.2 DATE OF TERMINATION. Subject to the provision to Section 5.3, the date of termination for Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company (which date shall be coincident with or subsequent to the date of such notice), or if no date is specified therein, 10 business days after receipt by the Company of written notice resignation from the Executive.

          5.3. CAUSE. Termination for "Cause" shall mean termination of the Executive's employment because of:

          (i) any act or omission that constitutes a material breach by the Executive of any of his material obligations under this Agreement (other than by reason of his death or Permanent Disability);
          (ii) the continued failure or refusal of the Executive to perform the material duties required of him (and reasonably able to be performed by him) as an employee of the Company (other than by reason of his death or Permanent Disability);\
          (iii) any willful material violation by the Executive of any law or regulation applicable to the business of the Company or any of its subsidiaries, or the Executive's conviction of a felony, or any willful perpetration by the Executive of a common law fraud; or
          (iv) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates;

                 PROVIDED, HOWEVER, that if any such Cause relates to the Executive' obligations under this Agreement and (x) is susceptible to cure and (y) does not constitute a repetition of such Cause, the Company shall not terminate the Executive's employment hereunder unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination, and the Executive has not, within ten (10) business days following the receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 10 business day period, the Executive has not taken all reasonable steps within such 10 business day period to cure such Cause as promptly as practicable thereafter.

          5.4 GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's prior written consent);

          (i) a decrease in the Executive's base rate of compensation or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment;
          (ii)   a sale of substantially all of the Company's business; or
          (iii)  a Change in Control (as defined in Section 5.5. below).

          5.5 CHANGE IN CONTROL. As used herein, the term "CHANGE IN CONTROL" means:

                 (a) any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its affiliates and associates (collectively, an "Acquiring Person"), shall become the beneficial owner of fifty-one percent (51%) or more of the then outstanding shares of common stock or the combined voting power of the Company;

                 (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved (collectively, the "CONTINUING DIRECTORS"), cease for any reason to constitute a majority of the Board;

                 (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any parent of such surviving entity) at least 51% of the combined voting power of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after such merger or consolidation; or

                 (d) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

          PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred in the event of (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the company or (ii) any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such sale, conveyance or transaction does not materially affect the beneficial ownership of the Company's capital stock.

     6.   DEATH OR DISABILITY

          In the event of termination of the Executive's employment by reason of death or Permanent Disability (as hereinafter defined), the Executive (or his estate, as applicable) shall be entitled to Base Salary and benefits determined under Sections 3 and 4 hereof through the date of termination or, in the case of disability, through the later of the date of termination or the date (not later than one year following the date of termination) on which the Executive commences to receive disability benefits. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "PERMANENT DISABILITY" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity shall exist, or in the opinion of an independent physician is reasonably likely to exist, for any continuous period of 180 days.

     7.   NONSOLICITATION; CONFIDENTIALITY; NONCOMPETITION

          7.1 NONSOLICITATION. For so long as the Executive is employed by the Company and, upon termination of Executive's employment for any reason, continuing for two years thereafter (unless Executive is terminated on or after the third anniversary of this Agreement, in which case continuing for one year thereafter), the Executive shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership or limited liability company, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, or limited liability company, corporation or other business organization or entity other than the Company: (x) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or key consultant of, the Company or any of its subsidiaries (in the case of a consultant, only if such solicitation or enticement is reasonably likely to cause a termination of or otherwise materially interferes with the continued relationship between the Company and such consultant); or (y) solicit or endeavor to entice away from the Company or any of its subsidiaries any existing or reasonably anticipated (to the general knowledge of the Executive or the public) policy, contract or other business with any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to general knowledge of the Executive or the public) to become a customer or client) of the Company or any of its subsidiaries.

          7.2    CONFIDENTIALITY

                 The Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the management of the Company or otherwise in the public domain, with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products or services), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by the Executive in violation of his agreements under this Section 7.2 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

          7.3 NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company and, upon the termination of Executive's employment for any reason, continuing for two years thereafter (unless Executive is terminated on or after the third anniversary of this Agreement, in which case continuing for one year thereafter), the Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership or limited liability company, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, limited liability company, corporation or other business organization or entity other than the Company or any of its subsidiaries, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated (to the general knowledge of the Executive or the public) to become a competitor) of the Company or any of its subsidiaries in the business of accumulation products, insurance businesses and other financial services businesses in which the Company or any of its subsidiaries is engaged. This noncompetition covenant shall be limited geographically to the United States of America. Notwithstanding anything contained in this
                 Section 7.3 to the contrary, the period of applicability of this Section 7.3 shall be extended an additional day for each day on which the Executive is in breach of this Section 7.3.

          7.4 EXCLUSIVE PROPERTY. The Executive confirms that all confidential information of the Company is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive for the Company relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.

          7.5 LIMITATION ON COMMENTS. At no time during or after the Employment Term shall the Executive utter, issue or circulate any false, inappropriate for disparaging statements, remarks or rumors about the Company, its subsidiaries or any of their respective affiliates. Similarly, at no time during the Employment Term or thereafter shall the Company, its subsidiaries or any of their respective affiliates utter, issue or circulate any false, inappropriate or disparaging statements, remarks or rumors about the Executive.

          7.6 INJUNCTIVE RELIEF. Without intending to limit the remedies available to the parties hereto, the parties acknowledge that a breach of any of the covenants contained in this Section 7 by the other (in the case of the Executive, a breach of Section 7.1, 7.2, 7.3, 7.4 or 7.5 and in the case of the Company, a breach of Section 7.5) may result in material and irreparable injury to the other party for which there is not adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the damaged party shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the breaching party from engaging in activities prohibited by this Section 7 or such other relief as may be required specifically to enforce any of the covenants in this Section 7. If for any reason, it is held that the restrictions under this Section 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 7 as will render such restriction valid and enforceable.

     8.   ARBITRATION

                 Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Louisville, Kentucky before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and the Executive, or, if the Company and Executive cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (PROVIDED that any arbitrator selected by the American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Company or the Executive or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company shall bear all expenses of the arbitrator incurred in any arbitration hereunder and shall reimburse the Executive for any related reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration; PROVIDED that such legal fees are calculated on an hourly, and not on a contingency fee, basis; and PROVIDED, FURTHER, that the Executive shall bear all expenses of the arbitrator and all of his legal fees and all out-of-pocket expenses (and reimburse the Company for its portion of such expenses) if the arbitrator or relevant trier-of-fact determines that the Executive's claim or position was frivolous and with reasonable foundation.

     9.   MISCELLANEOUS

          9.1 NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

          To the Company:

          ARM Financial Group, Inc.
          515 West Market Street
          Louisville, Kentucky 40202
          Telecopier No: (502) 582-7995
          Attention:  John R. Lindholm
          Copy to:  General Counsel

          Or to such other address as either party may have furnished to the other in writing in accordance herewith. All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the third day after the day on which such notice is mailed.

          9.2 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          9.3 ASSIGNMENT. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company's business and properties (or portion thereof in which the Executive is employed). Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive. Nothing herein is intended to affect the provision of Section 5.4 (ii) and (iii).

          9.4 ENTIRE AGREEMENT. Except as expressly set forth herein, this Agreement represents the entire agreement of the parties concerning the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

          9.5 WITHHOLDING. The Payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

          9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

                                        ARM FINANCIAL GROUP, INC.

                                        By: /s/ John R. Lindholm
                                           ------------------------------------

                                        Title:  President
                                              ---------------------------------

                                        EXECUTIVE

                                        By: /s/ James G. Kaiser
                                           ------------------------------------
                                                James G. Kaiser

                                    EXHIBIT A

                            (Target Bonus Override Amounts)


4/1/1999 - 12/31/99                                    $500,000,000

1/1/2000 - 12/31/2000                                  $750,000,000

1/1/2001 - 12/31/2001                                  $750,000,000

1/1/2002 - Termination of this Agreement               $750,000,000
                                                       (multiplied by
                                                       (number of
                                                       days Executive worked
                                                       in 2002) divided by 365)

                                    EXHIBIT B

                   (Wholesaler Agreements - Trailer Commissions)

                    SECURITY LIFE OF DENVER WHOLESALER AGREEMENT
                                (TERMINATED 6/98)

                                    EXHIBIT C

                                (Other Activities)

                                    EXHIBIT C

               JAMES G. KAISER (JGK) PERSONAL INVESTMENT PORTFOLIO

    JGK is a member of the Board of Directors of AffinCorp. Inc., Orinda, CA
      and an investor in many private companies. These types of investment activities are expected to continue into the future, including possible directorships; provided, that such activities do not violate Section
         7.3 of this Agreement and do not substantially interfere with the obligations of JGK under Section 2.1 of this Agreement.